SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2019

Date of Report (Date of earliest event reported)

RenovaCare, Inc.
(Exatct name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30156

(Commission File Number)

98-0384030

(I.R.S. Employer Identification No.)

9375 East Shea Blvd.

Suite 107-A

Scottsdale, AZ 85260

(Address of principal executive offices)

(888) 398-0202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2019, Mr. Thomas Bold and the Company entered into a termination agreement (the “Agreement”) terminating the November 28, 2013 Consulting Agreement between Mr. Bold and the Company, and pursuant to which Mr. Bold resigned his position as (i) the Company’s President and (ii) a member of the Company’s Board of Directors.

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein in their entirety by reference.

Item 5.02. Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.

On March 30, 2019, Mr. Thomas Bold and the Company entered into a termination agreement, described in Item 1.01 above, pursuant to which Mr. Bold resigned his position as the Company’s President and as a member of the Company’s Board of Directors. There were no disagreements between Mr. Bold and the Company. Mr. Bold will continue to provide consulting services to the Company on a limited basis not expected to exceed 10 hours per month at a compensation rate of $2,000 per month pursuant to an at will consulting agreement.

Item 9.01 Financial Statements and Exhibits

Number	Description
10.1	Termination Agreement dated March 30, 2019 between Thomas Bold and RenovaCare, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 4, 2019.

RENOVACARE, INC.

By:	/s/ Harmel S. Rayat
Name:	Harmel S. Rayat
Title:	Chief Executive Officer and Chairman of the Board

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